UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 22, 2016

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets

On November 22, 2016, Sanchez Production Partners LP (the “Partnership”) consummated the acquisition of 50% of the outstanding membership interests in Carnero Processing, LLC pursuant to the previously announced Purchase and Sale Agreement dated October 6, 2016 among the Partnership, Sanchez Energy Corporation (“Sanchez Energy”) and SN Midstream, LLC, a wholly-owned subsidiary of Sanchez Energy.  Carnero Processing, LLC is constructing a cryogenic gas processing facility located in La Salle County, Texas.  The Partnership paid aggregate cash consideration of approximately $55.5 million and agreed to assume approximately $24.5 million of remaining capital contribution commitments in connection with the acquisition, which purchase price was determined through arm’s length negotiations between the general partner of the Partnership and Sanchez Energy, including independent committees of both entities.

On November 22, 2016, the Partnership also consummated the acquisition of working interests in 23 producing Eagle Ford wellbores located in Dimmit and Zavala counties in South Texas together with escalating working interests in an additional 11 producing wellbores located in the Palmetto Field in Gonzales County, Texas, pursuant to the previously announced Purchase and Sale Agreement dated October 6, 2016 among SN Cotulla Assets, LLC and SN Palmetto, LLC, each a wholly-owned subsidiary of Sanchez Energy, on the one hand, and the Partnership and SEP Holdings IV, LLC, a wholly-owned subsidiary of the Partnership, on the other hand.  The Partnership paid aggregate cash consideration of $25.6 million after $1.4 million in normal and customary closing adjustments, which purchase price was determined through arm’s length negotiations between the general partner of the Partnership and Sanchez Energy, including independent committees of both entities.

Antonio R. Sanchez, III is Sanchez Energy’s Chief Executive Officer and is a member of the board of directors of both Sanchez Energy and of the general partner of the Partnership.  Sanchez Oil and Gas Corporation (“SOG”) is a private company that provides certain services to both Sanchez Energy and the Partnership.  Antonio R. Sanchez, Jr., the father of Antonio R. Sanchez, III, is a member of the board of directors of Sanchez Energy and both are officers and directors of SOG.  Patricio D. Sanchez, the son of Antonio R. Sanchez, Jr. and brother of Antonio R. Sanchez, III, is an Executive Vice President of Sanchez Energy, an officer of SOG and an officer and director of the general partner of the Partnership.  Eduardo A. Sanchez, the son of Antonio R. Sanchez, Jr. and brother of Antonio R. Sanchez, III and Patricio D. Sanchez, is Sanchez Energy’s President and a director of the general partner of the Partnership.  Antonio R. Sanchez, Jr., Antonio R. Sanchez, III, Patricio D. Sanchez and Eduardo A. Sanchez all directly or indirectly own certain equity interests in Sanchez Energy, the Partnership, the Partnership’s general partner and SOG.

Item 8.01                                           Other Events.

On November 22, 2016, the Partnership issued a press release relating to the transactions described in this Form 8-K.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

2.1

Purchase and Sale Agreement, dated October 6, 2016, by and among Sanchez Energy Corporation, SN Midstream, LLC and Sanchez Production Partners LP (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K on October 7, 2016)

2.2

Purchase and Sale Agreement, dated October 6, 2016, by and among SN Cotulla Assets, LLC, SN Palmetto, LLC, SEP Holdings IV, LLC and Sanchez Production Partners LP (incorporated by reference from Exhibit 2.2 to the Company’s Current Report on Form 8-K on October 7, 2016)

99.1	Press Release, dated November 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP

	By:	Sanchez Production Partners GP LLC,
its general partner

Date: November 22, 2016		By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

2.1

Purchase and Sale Agreement, dated October 6, 2016, by and among Sanchez Energy Corporation, SN Midstream, LLC and Sanchez Production Partners LP (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K on October 7, 2016)

2.2

Purchase and Sale Agreement, dated October 6, 2016, by and among SN Cotulla Assets, LLC, SN Palmetto, LLC, SEP Holdings IV, LLC and Sanchez Production Partners LP (incorporated by reference from Exhibit 2.2 to the Company’s Current Report on Form 8-K on October 7, 2016)

99.1	Press Release, dated November 22, 2016